                                                                   EXHIBIT 10.15

                               INDUSTRIAL LEASE
                               ELGIN TECH CENTER
                                ELGIN, ILLINOIS


Lessor: Principal Mutual Life Insurance Company

Lessee: Wire & Cable Specialties Corp.

                               TABLE OF CONTENTS

Section                                                                  Page
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
1.     DEMISE...............................................................1
2.     TERM.................................................................1
3.     RENT.................................................................2
4.     PURPOSE..............................................................3
5.     OPERATING EXPENSES...................................................3
6.     ADDITIONAL RENT......................................................5
7.     SORTING AND SEPARATION OF REFUSE AND TRASH...........................5
8.     HAZARDOUS WASTE......................................................6
9.     INSURANCE............................................................7
10.    DAMAGE OR RESTORATION...............................................10
11.    INDEMNIFICATION.....................................................10
12.    ASSIGNMENT AND SUBLETTING...........................................11
13.    CARE OF PREMISES....................................................11
14.    ALTERATION BY TENANT................................................12
15.    CONDEMNATION........................................................12
16.    SUBORDINATION.......................................................13
17.    ACCESS TO PREMISES..................................................13
18.    RULES AND REGULATIONS...............................................13
19.    COVENANTS OF RIGHT TO LEASE.........................................14
20.    MECHANIC'S LIENS....................................................14
21.    EXPIRATION OF LEASE AND SURRENDER OF POSSESSION.....................14
22.    DEFAULT-REMEDIES....................................................15
23.    RE-ENTRY BY LANDLORD................................................16
24.    ADDITIONAL RIGHTS TO LANDLORD.......................................17
25.    SUCCESSORS, ASSIGNS AND LIABILITY...................................17
26.    NOTICES.............................................................17
27.    MORTGAGEE'S APPROVAL................................................18
28.    ESTOPPEL CERTIFICATES...............................................18
29.    MISCELLANEOUS.......................................................18
30.    DEFAULT RATE OF INTEREST............................................19
31.    EXCULPATORY PROVISIONS..............................................19
32.    MORTGAGE PROTECTION.................................................20

                                LEASE AGREEMENT


THIS LEASE AGREEMENT by and between Principal Mutual Life Insurance Company, whose address for the purpose of this lease shall be 711 High Street, Des Moines, Iowa 50309, collectively hereinafter referred to as "Landlord", and Wire & Cable Specialties Corp., whose address for the purpose of this lease (Lease) shall be 1150 Davis Road, Unit E, Elgin, Illinois 60123, hereinafter referred to as "Tenant".

IT IS AGREED AS FOLLOWS:

1.   DEMISE.

     Landlord does hereby lease to Tenant and Tenant hereby rents the premises (Premises) described as: l2,800 square feet of net rentable area consisting of approximately 1,395 square feet of office space and 11,405 square feet of warehouse space located at 1150 Davis Road, Unit E, Elgin, Illinois which, more particularly, includes the space and premises shown on the site plan attached hereto and marked Exhibit "A".
                                     -----------

     Improvements.  Landlord shall, prepare and furnish the drawings and
     ------------
     specifications for all improvements set forth in Exhibit "B", which is
                                                      -----------
     attached hereto and made a part hereof. Landlord shall, without cost to Tenant, perform the construction or other items of work in the premises and furnish those quantities and dualities of materials specified on Exhibit
                                                                      -------
     "B".
     ---

2.   TERM.

     The term of this lease shall be for a period of Three (3) years, commencing on the first day of October, 1993 and ending at midnight on the thirtieth day of September, 1996 (Lease Term). Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the leased premises to the Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this lease or the obligations of the Tenant hereunder or extend the term hereof, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant. In the event that delivery of possession results from Tenant's failure to perform work for which Tenant is responsible, or fails to furnish the plans and specifications as provided above, or fails to make timely selections of materials, color choices or other matters for which Tenant is responsible, the rent shall, nonetheless, commence on the commencement date stated above. If Tenant occupies the leased premises prior to said commencement date, such occupancy shall be subject to all provisions hereof and shall not advance the termination date, and Tenant shall pay rent for such period at the initial monthly rate set forth below.

3.   RENT.

     (A)  Rent.  Tenant shall pay for the use and occupancy of the premises base
          ----
          rental sums as set forth in the Rent Schedule marked as Exhibit "C" ,
                                                             -----------
          payable in monthly installments in the amount of $5,013.33 on the first day of each month in advance without demand during the term of this lease. Rent of any period during the term hereof which is less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

     (B)  Place of Payment.  All such rentals shall be paid to Landlord at
          ----------------
          Bennett & Kahnweiler Management Company, Lockbox #94984, Chicago, IL 60690 or at such place as Landlord may designate from time to time, in writing addressed to Tenant.

     (C)  Late Charge. Tenant hereby acknowledges that late payment by Tenant of
          -----------
          Rent or other sums due thereunder will cause Landlord to incur costs not contemplated by this Lease. Therefore, if any installment of rent or any other sum of due from Tenant shall not be received by Landlord within ten (10) days after such amount is due, Tenant shall pay to Landlord a late charge of six percent (6%) of such overdue amount. Acceptance of such late charge by itself by Landlord shall in no event constitute a waiver of Tenant's default with respect to such any remaining overdue amount or prevent Landlord from exercising any other right or remedy available to Landlord.

     (D)  Receipt.  Receipt is hereby acknowledged of the sum of $5,013.33 in
          -------
          payment of the base monthly rental for the first month of the term of this Lease.

     (E)  Security Deposit.  Tenant shall deposit with Landlord upon execution
          ----------------
          hereof $5,013.33 as security for Tenant's faithful performance of Tenant's obligation hereunder. If Tenant fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of the Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant`s default, or to compensate Landlord for any loss or damage which Lessor may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount herein above stated and Tenant's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time increase during the term of this Lease, Tenant shall thereupon deposit with Landlord additional security deposit so that the amount of security deposit held by Landlord shall at all times bear the same proportion to current rate as the original security deposit bears to the original monthly rent set forth in Paragraph 3A hereof. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord shall be returned, without payment of interest or other increment for its use to Tenant (or at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

          Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in-possession or successor in title to the Premises for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Premises, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to said security deposit.

     (F)  Pro Rata Share.  Tenant's proportionate share shall be the percentage
          --------------
          which the square footage of the premises bears to the total square footage of the following-described building(s) 12.5%.

4.   PURPOSE.

     Tenant covenants that the demised premises will be used as general office and warehouse for distribution of electrical wire and cable together with the incidental activities of Tenant, its affiliated companies or other subsidiary companies and for no other use or purpose. Tenant further covenants that the premises will not be used or occupied for any unlawful purposes.

5.   OPERATING EXPENSES.

          TAXES, UTILITIES, REPAIRS, MAINTENANCE AND REPLACEMENT

          (1)    Taxes

                 (a) The Landlord shall pay all taxes payable during the term of this Lease before the same are delinquent.

                 (b) If in the future a tax or other charge on rents shall be imposed by any governing body having the authority to impose such tax or charge, then such tax or charge shall likewise be the obligation of the Landlord.

                 (c) As used herein, the term "taxes" shall mean real estate taxes, assessments (whether they be general or special) , sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Premises.

          (2) Tenant shall pay all utility bills incurred including but not limited to water, gas, electricity, fuel, light, heat and power bills.

          (3) Landlord shall be responsible for the following: (a) trash removal subject to Paragraph 7; (b) landscaping; (c) all labor costs and supply costs involved in the operation of the building; (d) all other services of any kind and nature which may be used in or upon the premises (except as provided for elsewhere in this Lease); (e) management fees paid for the management of the premises; (f) and the repair, maintenance and replacement of the building and improvements as follows: (i) the roof; (ii) all interior and exterior components of the building and improvements both structural or otherwise; (iii) parking lot, (iv) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom; (v) heating equipment, lines and fixtures; (vi) air conditioning equipment, lines and fixtures; (vii) plumbing equipment, lines and fixtures; (viii) electrical equipment, lines and fixtures;
                 (ix) all ingress-egress doors; (x) plate glass; (xi) all utility lines and services.

          (4) Landlord shall be responsible for providing Property and Liability Insurance for the premises.

          (5) Notwithstanding anything to the contrary contained herein, the Tenant will keep, maintain and preserve the premises in a first class condition. The Tenant at its sole cost and expense will provide janitorial and window washing for the interior of the premises. When and if needed, at the Tenant's sole cost and expense, the Tenant will make all interior repairs and replacements including but not limited to interior walls, doors and windows, floors and floor coverings. The Tenant will also repair and replace at its sole cost and expense any broken windows and/or damage to the building or premises caused by the negligence of the Tenant or its employees, agents, guests or invitees during the Term hereof. Tenant will comply with all ordinances of the City of Elgin, rules and regulations of the Board of Health and the laws of the State of Illinois, relative to the repair, maintenance and replacement in the leased premises.

          (6) Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the premises.

6.   ADDITIONAL RENT.

     It is understood that the Rent set forth in paragraph 3 of the Lease was negotiated in anticipation that the Landlord's portion of Operating Expenses, defined in paragraph 5(1), 5(3), and 5(4) of the Lease, would not exceed $.99 per square foot. Therefore, in order that Rent payable throughout the term of this Lease shall reflect any increase in such costs, Tenant shall pay its pro rata share of the increase in Operating Expenses defined in paragraph 5(l), 5(3), and 5(4).

     Landlord will use it's reasonable efforts to ensure that any increase in expenses reflects market conditions. Within 60 days after the first day of each calendar year, Landlord shall furnish to Tenant an estimate of Tenant's pro rata share of reimbursable Operating Expenses defined in Paragraph 5 for the ensuing calendar year. Tenant shall pay to Landlord 1/12th of said estimate at the same time and place as the base rent is to be paid pursuant to Paragraph 3, above. Landlord will furnish a statement of the actual cost with respect to the reimbursable expenses no later than 60 days following the calendar year-end including the year following the year in which the Lease terminates. In the event that Landlord is, for any reason, unable to furnish the accounting for the prior year within the time specified above, the Landlord will furnish such accounting as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above. Tenant will pay any deficiency to Landlord as shown by such statement within 30 days after receipt of statement. If the total amount paid by Tenant during any calendar year exceeds the actual amount of its share of the reimbursable expenses due for such calendar year, the excess will be refunded by Landlord within 30 days of the date of the statement. Landlord will keep books and records showing the reimbursable expenses in accordance with generally accepted accounting principles. Upon five (5) business days notice, Tenant shall have the right to inspect the books and records at the office of the Landlord or its Manager.

7.   SORTING AND SEPARATION OF REFUSE AND TRASH.

     (A) The Tenant covenants and agrees, as its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. The Tenant shall sort and separate waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by the Landlord. Such separate receptacles may, at the Landlord's option, be removed from the demised premises in accordance with a collection schedule prescribed by law.

     (B) The Landlord reserves the right to refuse to collect or accept from the Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require the Tenant arrange for such collection at the Tenant's sole cost and expense, utilizing a contractor satisfactory to the Landlord. The Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on the Landlord or the Tenant by reason of the Tenant's failure to comply with the provisions of this paragraph 6, and, at the Tenant's sole cost and expense, shall indemnify, defend and hold the Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to the Landlord.

8.   HAZARDOUS WASTE.

     The term "Hazardous Substances", as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (C) no portion of the premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the lease, the premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

     During the term of this lease, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Illinois Environmental Protection Agency or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

9.   INSURANCE.

     (A)  INSURANCE BY LANDLORD.

          Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be deemed as Additional Rent payable, by Tenant pursuant to Paragraph 5(4):

          (1) PROPERTY INSURANCE. "All Risk" property insurance, including, without limitation, coverage for earthquake and flood; and machinery (if applicable); sprinkler damage; vandalism; malicious mischief. Such Insurance shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises;

          (2) LIABILITY INSURANCE. Commercial general liability (lessor's risk) insurance against any and all claims for bodily injury, death or property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit; and

          (3)    OTHER.  Such other insurance as required by law.

     (B)  INSURANCE BY TENANT.

          Tenant shall, during the Lease Term, procure and keep in force the following insurance:

          (1)    Personal Property Insurance.  "All Risk" property insurance,
                 ---------------------------
                 including, without limitation, coverage for earthquake and flood; broiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO all risk form, when such form is supplemented with the coverages required above.

          (2)    Liability Insurance. Commercial general liability insurance for
                 -------------------
                 the mutual benefit of Landlord and Tenant, against any and all claims for personal injury, death or property damage occurring in, or about the Premises (and Tenant's operations on the Premises), or arising out of Tenant's or Tenant's agents' use or occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with Two Million Dollars ($2,000,000) aggregate limit. Such insurance shall contain a cross-liability (severability of interests) clause and an extended ("broad form") liability endorsement, including contractual coverage. The minimum limited specified above are the minimum amounts required by Landlord, and may be revised by Landlord from time to time to meet changed circumstances, including without limitation to reflect (i) changes in the purchasing power of the dollar, (ii) changes indicated by the amount of plaintiff's verdicts in personal injury actions in the State of Illinois or (iii) changes consistent with the standards required by other landlords in the county in which the Premises are located. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance (if any) shall be in excess thereto.

          (3)    Other Such other insurance as required by law, including,
                 -----
                 without limitation, workers' compensation insurance.

          (4)    Form of the Policies. The policies required to be maintained by
                 --------------------
                 Tenant pursuant to Paragraphs 9(B)(1), (2), and (3) above shall be with companies rated A10 or better in Best Insurance Guide, licensed to do business in Illinois and domiciled in USA, on forms, with deductible amounts (if any), and loss payable clauses satisfactory to Landlord, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises as additional insureds, and shall provide that such parties may, although additional insureds, recover for any reasonable loss suffered by Tenant's negligence. Certified copies of policies of certificates of insurance shall be delivered to Landlord prior to the Commencement Date; a new policy or certificate shall be delivered to landlord at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Tenant as required by this Lease. Tenant shall obtain a written obligation on the part of Tenant's insurer(s) to notify Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or modification of any policy.

     (C)  FAILURE BY TENANT TO OBTAIN INSURANCE.

          If Tenant does not take out the insurance required pursuant to Paragraph 9(B) or keep the same in full force and effect, Landlord may, but shall not be obligated to take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure by Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

     (D)  SUBROGATION.

          In the event of loss or damage to the Premises, each party will look first to any insurance in its favor before making any claim against the other party. The Tenant will obtain for each policy in effect a provision permitting waiver of any claim against the Landlord for loss or damage within the scope of the insurance. In addition, each party, its agents, employees or guests to the extent permitted, for itself and its insurers waives all such insured claims against the other party.

10.  DAMAGE OR RESTORATION.

     If, prior to or during the term of this Lease, or any extension thereof, the leased premises or the building of which the premises may be a part, shall be so damaged or destroyed by fire or other casualty so as to render them untenantable, then Landlord, at its sole option, shall have the right to cancel and terminate this Lease. If not terminated, then Landlord shall repair and restore the leased premises with all reasonable speed to substantially the same condition as immediately prior to such damage or destruction, and the rental or a just and proportionate part thereof, according to Tenant's ability to utilize the premises in its damaged condition, shall be abated until the premises shall have been repaired and restored by Landlord. But if the leased premises shall be so lightly damaged by fire or other casualty as not to be rendered untenantable, then Landlord agrees to repair the premises with reasonable promptness and the rent accrued and accruing, shall not cease. "Untenantable" premises shall be such as to not allow Tenant to transact and effectuate its operations in the ordinary course of business. Tenant shall have the right to cancel and terminate this Lease in the event the premises is damaged or destroyed by fire or other casualty and is untenantable for a period exceeding six (6) months.

11.  INDEMNIFICATION.

     Tenant shall indemnify, hold harmless, and defend Landlord (except for Landlord's active negligence or willful misconduct) against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Building or land, if cause or contributed to by Tenant to Tenant's agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the Premises. It is the intent of the parties hereto that the indemnity contained in this Paragraph 11 shall not be limited or barred by reason of any passive negligence on the part of Landlord or Landlord's agents, except as expressly provided herein. Such indemnification shall include and apply to attorneys' fees, investigation costs, and other necessary and reasonable costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. The provisions of this Paragraph 11 shall survive Lease Termination with respect to any damage, injury, death, breach or default occurring prior to such termination. This Lease is made on the express conditions that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, occupational safety or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or Tenant's agents.

12.  ASSIGNMENT AND SUBLETTING.

     Tenant may assign, sublet or transfer this Lease to any person, firm or corporation with the written consent of Landlord which consent shall not be unreasonably withheld, provided, however, that no such assignment, sublease or transfer shall act as a release of Tenant from any of the obligations and agreements on its part to be kept and performed hereunder. Any assignment, sublease or transfer without the prior written consent of Landlord shall be null and void at Landlord's option.

     Request for consent to assign Tenant's interest or to sublease the premises shall be accompanied by a statement setting forth the name of the prospective assignee or sublessee, the financial details of the assignment or sublease (i.e. the rental and security deposit), the term, other relevant information concerning the proposed assignee or sublessee. Landlord shall have the right within ten (10) days after receipt of such written request from Tenant to (A) withhold consent to the assignment or sublease if the withholding of such consent is reasonable, or (B) consent to such sublease or Assignment, in which case any rent payable by the assignee or sublessee (including any lump sum of additional payment or other consideration for the assignment or sublease) which exceeds the rent payable by Tenant hereunder shall be shared fifty percent (50%) by Tenant and fifty percent (50%) by Landlord, or (C) terminate this Lease, effective as of the commencement date of the term of such sublease or the effective date of such assignment in which case Landlord shall have the right to enter into a direct Lease with such proposed assignee or sublessee. If Landlord elects to so terminate the Lease, then this Lease shall be canceled and terminated as of the effective date of the proposed assignment or the commencement date of the proposed sublease, as set forth in Tenant's notice.

     Landlord's approval of any subtenant or assignee is conditioned upon there being no additional compliance required with all laws, rules and regulations of any governmental authority required of either the Landlord or the Tenant and such approval shall create no responsibility or liability on the part of the Landlord for any non-compliance with laws, rules and regulations of any governmental authority.

13.  CARE OF PREMISES.

     Tenant further covenants and agrees that during said term it will keep said demised premises and every part thereof and all buildings at any time situated thereon in a clean and wholesome condition and generally that it will in all respects and at all times duly comply with all lawful health and police regulations and also that it will keep the improvements at any time situated upon the demised premises safe, secure and comfortable to the lawful and valid requirements applicable thereto.

14.  ALTERATION BY TENANT.

     (A) Tenant is hereby given the right, at its sole cost and expense, at any time during the term hereof, to make any alterations or improvements to the interior of the demised premises which the Tenant may deem necessary or desirable for its purposes; provided, however, that no alterations or improvements shall be made without the written approval of the Landlord, which written approval shall not be unreasonably withheld.

     (B) All work herein permitted shall be done and completed by the Tenant in a good and workmanlike manner and in compliance with all requirements of law and of governmental rules and regulations. Tenant agrees to indemnify the Landlord against all mechanics' or other liens arising out of any of such work, and also against any and all claims for damages or injury which may occur during the course of any such work. The Landlord agrees to apply for or join with the Tenant in applying for all permits necessary to be secured from governmental authorities and to promptly execute such consents as such authorities may require in connection with any of the foregoing work.

     (C) Landlord may require that Tenant remove any or all said alterations, improvements or additions at the expiration of the term, and restore the premises to their prior condition. Unless Landlord requires their removal, all alterations, additions and improvements which may be made on the premises, shall become the property of Landlord and remain upon and be surrendered with the premises at the expiration of the term. Tenant shall repair any damage to the premises caused by the installation or removal of Tenant's trade fixtures, furnishings and equipment.

15.  CONDEMNATION.

     (A) If the leased premises shall be wholly taken by exercise of right of eminent domain, then this Lease shall terminate from the day the possession of the whole of the leased premises shall be required under the exercise of such power of eminent domain. Any award for the taking of all or part of the premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of the Landlord. Tenant reserves such separate rights as it may have against the condemning authority to claim damages for loss of its trade fixtures and the cost of removal and relocation expenses and any other loss or damage.

     (B) If such part of the building or buildings in which Tenant's business is operated shall be condemned so as to the substantially and materially hamper the operation of Tenant's business, then the rent payable hereunder shall be reduced in the proportion that the remaining area of the demised premises bears to the original area of the entire demised premises leased hereunder. If the parties are unable to agree upon the amount of the reduction in rent within seven
          (7) days from the date the Tenant's business is substantially and materially hampered, then it shall be arrived at by arbitration, each party to select an arbitrator and if the two arbitrators are unable to agree they shall select a third arbitrator and the three arbitrators so selected shall determine the amount of such reasonable reduction. It is agreed that the findings of the arbitrators shall be binding upon the parties.

16.  SUBORDINATION.

     Tenant shall, upon the request of Landlord in writing, agree to the subordination of this Lease and the lien hereof to the lien of any present or future mortgage upon the premises irrespective of the time of execution or the time of recording of any such mortgage. In the event of subordination of this Lease, Landlord will attempt to obtain from the holder of any such mortgage, a written agreement with Tenant to the effect that (A) in the event of a foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder; and (B) such holder will agree that in the event it or any successor assign shall be in possession of the premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, such Mortgagee will perform all obligations of Landlord required to be performed under this Lease. The word "Mortgage" as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments, and modifications, extensions, renewals, and replacements thereof, and any and all advances thereunder.

17.  ACCESS TO PREMISES

     Landlord and its authorized agents shall have free access to said premises at any and all reasonable times to inspect the same and for the purposes pertaining to the rights of the Landlord.

18.  RULES AND REGULATIONS.

     Tenant agrees to comply with all reasonable rules and regulations promulgated by Landlord concerning the use and enjoyment of the demised premises. Among other things, the rules and regulations specifically prohibit outdoor storage.

19.  COVENANTS OF RIGHT TO LEASE.

     Landlord covenants that it has good and sufficient right to enter into this Lease and that they it alone have has full right to lease the premises for the term aforesaid. Landlord further covenants that upon performing the terms and obligations of Tenant under this Lease, Tenant will have quite enjoyment throughout the term of this Lease and any renewal or extension thereof.

20.  MECHANIC'S LIENS.

     Neither the Tenant nor anyone claiming by, through, or under the lease, shall have the right to file or place any mechanic's lien or other lien of any kind or character whatsoever upon said premises or upon any building or improvement thereon, or upon the leasehold interest of the Tenant therein, and notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and subcontractors who may furnish or agree to furnish any such material, service or labor.

21.  EXPIRATION OF LEASE AND SURRENDER OF POSSESSION.

     (A) Upon the expiration of this Lease, by lapse of time or otherwise, any and all buildings, improvements or additions erected on said premises by Tenant shall be and become the property of the Landlord without any payment therefor and Tenant shall surrender said premises, together with all buildings and improvements thereon, whether erected by Tenant or Landlord, ordinary wear and tear and damage by fire or other casualty excepted.

     (B) If Tenant fails to yield up immediate possession of said premises at the termination of this Lease and return the keys to said premises to Landlord at the place stipulated herein for the payment of rent he shall pay as liquidated damages for the whole time such possession is withheld a sum equal to twice the amount of the rent for the last year of the term prorated and averaged per day of such withholding. But the provisions of this clause and the acceptance or any such liquidated damages by Landlord shall not constitute a waiver by Landlord of its rights of re-entering as hereinafter set forth, nor shall any other act in apparent affirmance of the tenant operate as a waiver by Landlord its rights of re-entering as hereinbefore set forth, nor of its rights to terminate this Lease or operate as an extension thereof.

     (C) Tenant may install adequate equipment, fixtures and machinery for the carrying on of its business and upon the termination of this Lease by lapse of time or otherwise, provided all rents and other amounts that may be due and owing to Landlord have been paid and the provisions of this Lease complied with, the Tenant may remove such equipment, fixtures and machinery installed by it at Tenant's cost. However, upon removal of such equipment, fixtures and machinery, the Tenant shall also repair any damage caused by such removal or installation.

22.  DEFAULT-REMEDIES.

     The occurrence of one or more of the following events shall constitute a material default and breach of this lease by Tenant:

     (A) Failure by Tenant to make payment of any rent herein agreed to be paid or any other payment required to be made by Tenant hereunder, as and when due, and such a failure shall continue for a period of ten (10) days;

     (B) The making by Tenant of any assignment or arrangement for the benefit of creditors;

     (C) The filing by Tenant of a petition in bankruptcy or for any other relief under the Federal Bankruptcy Law or any other applicable statute;

     (D) The levying of an attachment, execution of other judicial seizure upon the Tenant's property in or interest under this lease, which is not satisfied or released or the enforcement thereof stayed or superseded by an appropriate proceeding within thirty (30) days thereafter;

     (E) The filing of an involuntary petition in bankruptcy or for reorganization or arrangement under the Federal Bankruptcy Law against Tenant and such involuntary petition is not withdrawn, dismissed, stayed or discharged within sixty (60) days from the filing thereof;

     (F) The appointment of a Receiver or Trustee to take possession of the property of Tenant or of Tenant's business or assets and the order or decree appointing such Receiver or Trustee shall have remained in force undischarged or unstayed for thirty (30) days after the entry of such order or decree;

     (G)  The vacating or abandonment of the leased premises.

     (H) The failure by Tenant to perform or observe any other term, covenant, agreement or condition to be performed or kept by the Tenant under the terms, conditions, or provisions of this lease, and such a failure shall continue uncorrected for thirty (30) days after written notice thereof has been given by Landlord to the Tenant.

     Then and in any such event Landlord shall have the right, at the option of the Landlord, then or at any time thereafter while such default or defaults shall continue, to elect either (1) to cure such default or defaults at its own expense and without prejudice to any other remedies which it might otherwise have, any payment made or expenses incurred by Landlord in curing such default with interest thereon at eighteen percent (18%) per annum to be and become additional rent to be paid by Tenant with the next installment of rent falling due thereafter; or (2) to re-enter the leased Premises, without notice, and dispossess Tenant and anyone claiming under Tenant by summary proceedings or otherwise, and remove their effects, and take complete possession of the leased Premises and either (a) declare this lease forfeited and the terms ended, or (b) elect to continue this lease in full force and effect, but with the right at any time thereafter to declare this lease forfeited and the term ended. In such re-entry the Landlord may, with or without process of law, remove all persons from the Premises, and Tenant hereby covenants in such event, for itself and all others occupying the leased Premises under Tenant, to peacefully yield up and surrender the leased Premises to the Landlord. Should Landlord declare this lease forfeited and the term ended, the Landlord shall be entitled to recover from Tenant the rental and all other sums due and owing by Tenant to the date of termination, plus the costs of curing all of Tenant's defaults existing at or prior to the date of termination, plus the cost of recovering possession of the Premises, plus the deficiency, if any, between Tenant's rental for the balance of the term provided hereunder and the rental obtained by Landlord under another lease for the Premises for the balance of the term remaining under this lease. Landlord shall use its best efforts to rent the Premises with or without advertising, and on the best terms available for the remainder of the term hereof, or for such longer or shorter period as Landlord shall deem advisable. Tenant shall remain liable for payments of all renewals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided, but Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such reletting after first reimbursing itself for all costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the Premises for reletting, and reletting the Premises, and for the payment of any procurement fee or commission paid to obtain another tenant, and for the attorney fees and legal costs incurred by Landlord.

23.  RE-ENTRY BY LANDLORD.

     No re-entry by Landlord or any action brought by Landlord to oust Tenant from the premises shall operate to terminate this lease unless Landlord shall have given written notice of termination to Tenant, in which event Tenant's liability shall be as above provided. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. In the event of termination of this lease, Tenant waives any and all rights to redeem the premises either given by any statute now in effect or hereafter enacted.

24.  ADDITIONAL RIGHTS TO LANDLORD.

     (A) In addition to any and all other remedies, Landlord may restrain any threatened breach of any covenant, condition or agreement herein contained but the mention herein of any particular remedy or right shall not preclude the Landlord from any other remedy or right it may have either at law or equity, or by virtue of some other provision of this Lease; nor shall the consent to one act, which would otherwise be a violation or waiver of or redress for one violation either of covenant, promise agreement undertaking or condition, prevent a subsequent act which would originally have constituted a violation from having all the force and effect of any original violation.

     (B) Receipt by Landlord of rent or other payments from the Tenant shall not be deemed to operate as a waiver of any rights of the Landlord to enforce payment of any rent, additional rent, or other payments previously due or which may thereafter become due, or of any rights of the Landlord to terminate this Lease or to exercise any remedy or right which otherwise might be available to the Landlord, the right of Landlord to declare a forfeiture for each and every unremedied breach of this Lease is a continuing one for the life of this Lease. A default remedied in accordance with the terms of this lease shall no longer constitute a default.

25.  SUCCESSORS, ASSIGNS AND LIABILITY.

     The terms, covenants, conditions and agreements herein contained and as the same may from time to time hereafter be supplemented, modified or amended, shall apply to, bind, and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, respectively. In the event either party now or hereafter shall consist of more than one person, firm or corporation, then and in such event all such person, firms and/or corporations shall be jointly and severally liable as parties hereunder.

26.  NOTICES.

     All notices required under this Lease shall be in writing and shall be deemed to be properly served when posted by certified United States mail, postage prepaid, return receipt requested, addressed to the party to whom directed at the address herein set forth or at such other address as may be from time to time designated in writing by the party changing such address.

     Landlord                                  Tenant
     --------                                  ------
     Principal Mutual Life Insurance           Wire & Cable Specialties Corp.
     Company                                   5855 Peachtree Corners East
     711 High Street                           Norcross, GA 30092
     Des Moines, Iowa 50309

                                               Copy to:
                                               --------
                                               David S. DeLugas
                                               2550 Cobb Parkway, Ste. 200
                                               Smyrna, GA 30080

27.  MORTGAGEE'S APPROVAL.

     If Landlord's mortgagee shall require reasonable modifications of the terms and provisions of this Lease, Tenant agrees to execute and deliver to Landlord the agreements required to affect such reasonable Lease modification within thirty (30) days after Landlord's request therefor. In no event, however, shall Tenant be required to agree to any modification of the provision of this Lease relating to: the amount of rent or other charges reserved herein; the size and/or general location of the demised premises; the duration and/or commencement date of the term; or reducing the improvements to be made by Landlord to the demised premises prior to the delivery of possession.

28.  ESTOPPEL CERTIFICATES.

     Tenant and Landlord mutually agrees that at any time within ten (10) days following written notice from the other party Landlord, it will execute, acknowledge and deliver to said party Landlord or any proposed mortgage or purchaser a statement in writing certifying whether this lease is in full force and effect and, if it is in full force and effect, what modifications have been made to the date of the certificates and whether or not any defaults or offsets exist with respect to this lease and, if there are, what they are claimed to be and setting forth dates to which rent or other charges have been paid in advance, if any, and stating whether or not Landlord is in default, if so, specifying what the default may be. The failure of either Tenant or Landlord to execute, acknowledge, and deliver to the other party Landlord a statement as above shall constitute an acknowledgment by Tenant or Landlord that this lease is unmodified and in full force and effect and that the rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of Landlord's the notice was given to Tenant or Landlord and shall constitute as to any person, a waiver of any defaults which may exist prior to such notice.

29.  MISCELLANEOUS.

     (A) In the event that Tenant desires to store or maintain the type or character of goods or materials in the leased premises which cause an increase in insurance premiums on the premises, Tenant shall first obtain the written consent of Landlord and Tenant shall reimburse Landlord for any increase in premiums caused thereby.

     (B) If any term or provision of this Lease is declared invalid or unenforceable, the remainder of this Lease shall not be affected by such determination and shall continue to be valid and enforceable.

     (C) This agreement contains the entire Lease contract between the parties hereto. A short form of this Lease, for the purpose of recording, may be executed by the parties simultaneously herewith and if either party desires to record this Lease, the short form shall be used for that purpose.

     (D) The parties executing this Lease warrant that this agreement is being executed with full corporate authority and that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the corporation by appropriate and legal resolution of its Board of Directors.

     (E) Unless the context clearly denotes the contrary, the word "rent" or "rental" as used in this Lease not only includes cash rental, but also all other payments and obligations to pay assumed by the Tenant, whether such obligations to pay run to the Landlord or to other parties.

     (F) It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

30.  DEFAULT RATE OF INTEREST.

     All amounts owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at eighteen percent (18%) per annum, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

31.  EXCULPATORY PROVISIONS.

     It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Premises; and that Landlord shall not have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

32.  MORTGAGE PROTECTION.

     Tenant agrees to give any holder of any first mortgage or first trust deed in the nature of a mortgage (both hereinafter referred to as a "First Mortgage") against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interest in leases, or otherwise) of the address of such First Mortgage holder. Tenant further agrees that if Landlord shall have failed to cure any such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default) , then the holder of the First Mortgage shall have an additional thirty (30) days within which to cure or correct such Default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of the First Mortgage has commenced with such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease in two counterpart copies, each of which shall be deemed originals.

Signed at Illinois, on this_____day of____________________________________,1993.

                                        LANDLORD:

                                        Principal Mutual Life Insurance Company



                                        By /s/ [signature illegible]
                                           -------------------------------------
                                        ___________________________________Title


                                        By _____________________________________
                                        ___________________________________Title


                                        TENANT:

                                        Wire & Cable Sepecialties Corp.


                                        By /s/ Paul R. Monaham III
                                           -------------------------------------
                                            V.P.& C.O.O.                   Title
                                        -----------------------------------


                                        By /s/ Theodore J.Bruno
                                           -------------------------------------
                                            C.E.O.                         Title
                                        -----------------------------------

State of GA.     )
                 )ss.
County of ______ )


On this 26th day of July, 1993, before me, the undersigned, Notary Public in and for the State of GA personally appeared Paul R. Monahan III and Theodore J. Bruno, to me personally known, who being by me duly sworn, did say that they are the V.P. & Chief Operating Officer and CEO, respectively of said corporation executing the within and foregoing instrument, that the seal affixed thereto is the seal of the said corporation; that the instrument was signed and sealed on behalf of the corporation by authority its Board of Directors; and that the said Paul R. Monahan III and Theodore J. Bruno, as such officers acknowledged the execution of said instrument to be the voluntary act and deed of the corporation by it and by them voluntarily executed.



/s/ Henrilyn C. Cleland
- --------------------------------------------------------
Notary Public in and for the State of GA


Comm. expires 6/30/96



                                                       [SEAL]

                                   EXHIBIT A

                               ELGIN TECH CENTER
                                1150 DAVIS ROAD
                                ELGIN, ILLINOIS
                               _________________



                                  [Site Plan]

                                   EXHIBIT B



                      [Site Drawings and Specifications]

Construction Details:

     Lunchroom and Conference Room Cabinetry to be KDA Avia - all white laminated
     Single basin stainless steel sink with Chicago Faucet, or equivilent, in Lunchroom
     30 oz. cut pile glue down carpet installed in office areas as per plan Armstrong Exelon Vinyl Composite Tile to be installed in Lunchroom, Storage Room, and by warehouse entry door
     Armstrong 2 x 4 lay in acoustical ceiling tile
     Office partitions to be painted one coat flat latex wall paint - one color throughout
     6 gallon hot water tank to be installed for Lunchroom sink
     In addition to the existing telephone and electrical outlets:

                 4 duplex outlets
                 1 GFI outlet in Lunchroom
                 4 telephone outlets stubbed in
                 2 additional circuits

Mr. Ted Bruno                                                           Page Two

Modifications to existing office:

     1.   Remove walls as indicated.
     2.   Create lunch room with sink and upper and lower cabinets.
     3.   Create conference room with lower cabinets.
     4.   Lunch room and storage area to be tiled.
     5. All other areas to be carpeted except the small area in front of the warehouse entryway from the north office area.
     6.   Replace and/or repair ceiling tiles as needed.
     7.   New overhead door for rear dock door.
     8.   Hot water heater to be in working order.
     9.   Replace 2 light lenses.
     10.  Replace burnt out light bulbs/ballasts in office and warehouse.
     11.  Paint office walls.
     12.  Replace 2 sink faucets.
     13.  Replace toilet seats.
     14.  New light globes for washrooms.
     15.  Replace broken exit signs.
     16.  Replace missing plate covers for electrical outlets.

                                   EXHIBIT C
                                   ---------

                                 RENT SCHEDULE
                                 -------------

Rental Period        Annual Fixed Rent        Monthly          Annual Fixed Rent
- -------------        -----------------       Fixed Rent         Per Square Foot
                                             ----------        -----------------
   10/1/93                9/30/96             $5,013.33              $4.70

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